UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007 (December 20, 2007)
ENNIS, INC.
(Name of Registrant)

Texas (State or other jurisdiction of incorporation or organization)	001-05807 (Commission File Number)	75-0256410 (I.R.S. Employer Identification Number)
2441 Presidential Parkway, Midlothian, Texas, U.S.A.
(Address of principal executive officers)
76065
(Zip Code)
972-775-9801
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On August 8, 2006, the Securities and Exchange Commission approved an amendment to the New York Stock Exchange (“NYSE”) rules that requires NYSE listed companies on and after January 1, 2008 to be eligible to participate in the Direct Registration System (“DRS”), which requires that NYSE-listed companies allow for paperless certificates.
          As a result, on December 20, 2007, the Board of Directors of Ennis, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Bylaws (the “Bylaws”), effective December 20, 2007. The Amendment added and/or modified Section 1 and Section 2 of Article VI of the Bylaws to permit the issuance of shares of the Company’s stock in uncertificated form. The Amendment also permits direct or “book-entry” registration of shares of the Company’s stock and thereby facilitates the Company’s eligibility to participate in the DRS.
Item 9.01 Financial Statements and Exhibits
   (d) Exhibits

3.1	First Amendment to the Bylaws of Ennis, Inc., dated as of December 20, 2007

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	ENNIS, INC.

	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	First Amendment to the Bylaws of Ennis, Inc., dated as of December 20, 2007